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                                                                 Exhibit 10 (ii)

                              AMENDMENT NUMBER ONE
                                       TO
                                 NORTHERN TRUST
                          EMPLOYEE STOCK OWNERSHIP PLAN
               (As Amended and Restated Effective January 1, 2002)

     WHEREAS, The Northern Trust Company (the "Company") maintains the Northern Trust Employee Stock Ownership Plan, as Amended and Restated Effective January 1, 2002 (the "Plan"); and

     WHEREAS, the Internal Revenue Service has requested an amendment to the Plan in connection with issuing a favorable determination letter with respect to the Plan's tax-qualified status;

     NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Company under Section 13.1 of the Plan and pursuant to the authority delegated to the undersigned officer by resolutions of the Board of Directors of the Company dated November 20, 2001, Section 9.4(b) of the Plan is hereby amended, effective January 1, 2002, by adding the following sentence at the end thereof:

"If a Member's Company Stock Account includes shares of Company Stock released from the Suspense Account and shares of Company Stock that were not acquired with a Loan, the shares released from the Suspense Account shall be included in the Member's Unvested Portion only after all shares of Company Stock not acquired with a Loan have been included in such Unvested Portion."

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by the undersigned officer as of the 21st day of August, 2002.

                                       THE NORTHERN TRUST COMPANY


                                       By /s/ Martin J. Joyce Jr.
                                          -------------------------
                                              Martin J. Joyce, Jr.
                                              Senior Vice President